Exhibit 99.1

PULASKI FINANCIAL REPORTS IMPROVED LINKED-QUARTER EARNINGS

•                  Diluted EPS was $0.11 for the third fiscal quarter of 2011 compared with $0.05 for the linked quarter and $0.25 for the prior year quarter

•                  Net income was up from the linked quarter on lower non-interest expense but down from the prior year quarter on declines in net interest income and mortgage banking revenues resulting from decreased loan origination and sales activity

•                  The Bank’s regulatory capital position continued to strengthen, with estimated Tier 1 leverage and total risk-based capital ratios of 9.96% and 13.57%, respectively, at June 30, 2011

•                  Non-performing assets decreased 4% to $74.7 million at June 30, 2011 compared with $77.8 million at March 31, 2011

•                  Total non-interest expense decreased 14% from the linked quarter but up 7% from the prior year quarter

•                  Mortgage revenues increased 53% over the linked quarter on significantly higher profit margins, but decreased 26% from the prior year quarter

•                  Net interest income decreased 4% from the linked quarter and 5% from the prior year quarter on a decrease in average mortgage loans held for sale

•                  The provision for loan losses was $4.0 million for the quarter versus net charge-offs of $4.9 million compared with $3.5 million and $4.1 million, respectively, for the linked quarter and $4.5 million and $4.2 million, respectively, for the prior year quarter

ST. LOUIS, July 19, 2011 — Pulaski Financial Corp. (Nasdaq Global Select: PULB) today reported net income for the quarter ended June 30, 2011 of $1.7 million, or $0.11 per diluted common share, compared with net income of $1.1 million, or $0.05 per diluted common share, for the quarter ended March 31, 2011 and net income of $3.2 million, or $0.25 per diluted common share, for the June 2010 quarter.  Reducing income available to common shares were dividends and the related discount accretion on the Company’s preferred stock, issued in January 2009 as part of the U.S. Treasury’s TARP Capital Purchase Program, totaling $0.05 per diluted common share in each of the three quarters.  For the nine-month periods, the Company reported net income of $5.9 million, or $0.39 per diluted common share, in 2011 compared with net income of $106,000, which translated to a loss of $0.14 per diluted common share after deduction of preferred dividends, in 2010.  Earnings for the nine-month period ended June 30, 2010 were negatively impacted by significantly higher credit costs in the March 2010 quarter.

Gary Douglass, President and Chief Executive Officer commented, “On an overall basis, the June quarter was consistent with internal expectations.  Our earnings, while still not near where we want them to be, rebounded from the March quarter.  Overall asset quality trends (early stage delinquencies, levels of internally adversely classified assets and reported levels of non-performing assets) continue to either remain stable or show slow and steady improvement.  As expected, we were able to substantially improve our net profit margins on mortgage loans sold, which allowed us to grow mortgage revenues 53% compared with the March 2011 quarter despite the current low volume environment.  And, in a commercial loan market where new loan demand was relatively weak, we were able to increase the balance of our C&I portfolio by 5% over the March 2011 quarter.  Finally, our overall non-interest expense returned to more representative historical levels, down from the elevated levels reported in the March 2011 quarter.”

Net Interest Income Down from the Linked and Prior Year Quarters

Net interest income decreased to $11.1 million for the third quarter of fiscal 2011 compared with $11.5 million for the quarter ended March 31, 2011 and $11.7 million for the same period a year ago.  For the nine-month period, net interest income increased $1.7 million, or 5%, to $36.0 million in 2011 compared with $34.3 million in 2010.

The decreases from the linked and prior year quarters were primarily the result of declines in the average balance of mortgage loans held for sale to $50.5 million for the quarter ended June 30, 2011 compared with $108.6 million for the quarter ended March 31, 2011 and $120.9 million for the quarter ended June 30, 2010.  The Company earns interest income on such loans during the short time they are held pending delivery to investors at interest rate spreads that are typically higher than other interest-earning assets held by the Company.  The declines in the average balance of these loans also negatively impacted the net interest margin, which decreased to 3.54% for the three months ended June 30, 2011 compared with 3.66% for the quarter ended March 31, 2011 and 3.65% for the quarter ended June 30, 2010.

Mortgage Revenues Increase over Linked Quarter on Higher Realized Profit Margins

Non-interest income was $3.1 million for the quarter ended June 30, 2011 compared with $2.7 million for the quarter ended March 31, 2011 and $3.7 million for the June 2010 quarter.  For the nine-month period, non-interest income totaled $9.4 million in 2011 compared with $11.6 million in 2010.  Mortgage revenues increased 53% to $1.3 million on loan sales of $259 million for the quarter ended June 30, 2011 compared with $848,000 on loan sales of $432 million for the quarter ended March 31, 2011, but declined 26% from $1.8 million on loan sales of $382 million in the June 2010 quarter.

Mortgage loans originated for sale totaled $257 million for the quarter ended June 30, 2011 compared with $239 million for the quarter ended March 31, 2011 and $456 million for the June 2010 quarter.  The Company saw an increase in demand for loans to finance home purchases compared with the linked quarter, but this level of demand was down significantly from the historically-high levels experienced throughout fiscal 2010 and early fiscal 2011.  In addition, the demand for mortgage refinancings continued to soften.  Loans to finance the purchase of homes totaled $187 million, or 73% of total loan originations, for the quarter ended June 30, 2011 compared with $118 million, or 49% of total loan originations for the quarter ended March 31, 2011, and $317 million, or 70% of total loan originations, for the June 2010 quarter.

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Mortgage refinancings totaled $70 million for the quarter ended June 30, 2011 compared with $121 million for the quarter ended March 31, 2011 and $139 million for the June 2010 quarter.

Primarily as the result of improved gross profit margins and lower costs to originate loans, the net profit margin on loans sold increased to 0.50% for the quarter ended June 30, 2011 compared with 0.20% for the quarter ended March 31, 2011 and 0.46% for the June 2010 quarter.  Mortgage loans held for sale decreased $3.1 million, or 7%, to $44.8 million at June 30, 2011 compared with $48.0 million at March 31, 2011.

Douglass noted, “We are very pleased with the progress we made in the June 2011 quarter with respect to improvement in the net profit margin on mortgage loans sold.  In addition, in early July 2011, we made a significant reduction to our operating cost structure to place it more in line with today’s lower loan volume realities.  This reduction should allow us to report further growth in our net profit margins in the September 2011 quarter and beyond.  To address the substantially lower origination volumes currently being experienced throughout the mortgage industry, which are driven by a combination of continuing high unemployment and continuing economic and political uncertainty, we are focusing on how to capitalize on the dislocation within the mortgage markets to increase our market share.”

Non-interest income was also impacted by increases in retail banking fees and decreases in investment brokerage revenues.  Retail banking fees increased to $1.1 million for the quarter ended June 30, 2011 compared with $944,000 for the quarter ended March 31, 2011 and $1.0 million for the June 2010 quarter as the result of changes to the Company’s deposit fee structure.  Investment brokerage revenues declined to $421,000 for the quarter ended June 30, 2011 compared with $602,000 for the quarter ended March 31, 2011 and $610,000 for the June 2010 quarter.  The Company operates an investment brokerage division whose operations consist principally of brokering bonds from wholesale brokerage houses to other banks, municipalities and individual investors.  The Company saw a decrease in bond sales volumes during the June 2011 quarter compared with the linked and prior-year quarters as a result of weaker market demand for fixed-income investment products in the midst of an uncertain interest rate environment.

Non-interest Expense Shows Significant Decline from Linked Quarter

Total non-interest expense was $7.9 million for the quarter ended June 30, 2011 compared with $9.2 million for the linked quarter and $7.3 million for the prior year quarter.  For the nine-month period, non-interest expense was $25.4 million in 2011 compared with $23.9 million in 2010.

Compensation expense totaled $3.7 million in the June 2011 quarter compared with $4.1 million for the linked quarter and $3.2 million for the prior year quarter.  The changes in compensation expense were related primarily to the level of absorption of direct, fixed compensation costs that were deferred against loans originated.  The linked-quarter increase in loan originations resulted in a higher level of absorption and lower compensation expense while the decrease in origination activity compared with the prior year quarter resulted in a lower level of absorption and higher compensation expense.  Also contributing to the decline in non-interest expense during the June 2011 quarter was a decrease in real estate foreclosure expense and losses to $265,000 for the quarter ended June 30, 2011 compared with $727,000 for the linked quarter

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and $550,000 for the prior year quarter primarily due to lower write-downs of properties and losses on sales that result from declines in their fair values subsequent to foreclosure.  FDIC deposit insurance premium expense was $475,000 compared with $854,000 for the linked quarter and $493,000 for the prior year quarter.  Effective April 1, 2011, the FDIC changed its method of assessing insurance premiums on all financial institutions from a deposit-based method to an asset-based method, resulting in a significant decrease in the Company’s assessment rate.

Asset Quality

The provision for loan losses for the three months ended June 30, 2011 was $4.0 million compared with $3.5 million for the quarter ended March 31, 2011 and $4.5 million for the June 2010 quarter.  For the nine-month periods, the provision for loan losses totaled $11.8 million in 2011 compared with $21.8 million in 2010.  Net charge offs for the quarter ended June 30, 2011 totaled $4.9 million, or 1.85% of average loans on an annualized basis, compared with $4.1 million, or 1.54% of average loans on an annualized basis, for the quarter ended March 31, 2011 and $4.2 million, or 1.51% of average loans on an annualized basis, for the June 2010 quarter.  Net charge offs for the June 2011 quarter exceeded the provision as troubled loans that had specific allowances established in prior periods were charged off.

Non-performing assets decreased to $74.7 million at June 30, 2011 from $77.8 million at March 31, 2011.  The decrease was primarily attributable to a $5.3 million decrease in non-accruing loans and a $492,000 decrease in real estate acquired in settlement of loans partially offset by a $2.8 million increase in troubled debt restructurings.

Douglass noted, “Total credit costs were essentially flat compared to the March 2011 quarter, with the modest increase in the provision for loan losses being offset by a similar decrease in foreclosure costs and expenses.  And, as stated earlier, overall asset quality trends and indicators continue to remain either stable or show slow and steady improvement.  Asset quality improvement that leads to a normalization of credit costs continues to be our number one priority.  We believe we are getting closer to that objective with each passing quarter, but acknowledge it is a deliberate process and, given the ongoing economic and political uncertainty, realize there could still be volatility in future quarters as we work through the challenges facing our borrowers.”

Conclusion / Outlook

Douglass stated, “Looking forward to the last quarter of fiscal 2011, we anticipate a continuing modest improvement in bottom line results.  This should be accomplished by stabilizing to modestly growing net interest income, a continued movement toward normalization of overall credit costs, increasing levels of non-interest income, with special focus on continued growth in net profit margins on mortgage loans sold, and a rationalization of our overall company-wide cost structure.”

He continued, “In conclusion, our number one priority remains asset quality improvement, which should drive the normalization of credit costs.  When accomplished, this will be a meaningful earnings driver.  However, we also fully realize that both in the near and certainly longer term,

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we cannot rely solely on lower credit costs to improve future earnings.  Sustainable revenue growth is an essential element of future earnings growth.  Our near-term focus will be on selective commercial loan growth in the C&I and owner-occupied commercial real estate space and continuing to drive growth in net profit margins on mortgage loans sold.  We will also attempt to capitalize on the dislocation of the current mortgage markets to drive additional market share.”

Conference Call Tomorrow

Pulaski Financial’s management will discuss third quarter results and other developments tomorrow, July 20, 2011, during a conference call beginning at 11 a.m. EDT (10 a.m. CDT).  The call also will be simultaneously webcast and archived for three months at:  http://pulaskibankstl.com/corporate-profile.aspx.  Participants in the conference call may dial 877-473-3757 a few minutes before start time. The call also will be available for replay through August 3, 2011 at 800-642-1687 or 706-645-9291, conference ID 35506289.

About Pulaski Financial

Pulaski Financial Corp., operating in its 89th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area and offers mortgage loan products through six loan production offices in the St. Louis and Kansas City metropolitan areas and Wichita, Kansas.  The Company’s website can be accessed at www.pulaskibankstl.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences,  and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2010 on file with the SEC, including the sections entitled “Risk Factors.”  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

For Additional Information Contact:

Paul Milano

Chief Financial Officer

Pulaski Financial Corp.

(314) 317-5046

Tables follow...

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PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME

(Unaudited)

	(Dollars in thousands except per share data)
	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Interest income	$14,175	$14,818	$15,918
Interest expense	3,096	3,332	4,220
Net interest income	11,079	11,486	11,698
Provision for loan losses	4,000	3,500	4,500
Net interest income after provision for loan losses	7,079	7,986	7,198
Retail banking fees	1,076	944	1,005
Mortgage revenues	1,295	848	1,756
Investment brokerage revenues	421	602	610
Other	282	297	360
Total non-interest income	3,074	2,691	3,731

Compensation expense	3,720	4,080	3,156
Occupancy, equipment and data processing expense	2,282	2,234	2,090
Advertising	121	137	135
Professional services	361	446	290
Real estate foreclosure losses and expenses, net	265	727	550
FDIC deposit insurance premiums	475	854	493
Other	663	730	628
Total non-interest expense	7,887	9,208	7,342

Income before income taxes	2,266	1,469	3,587
Income tax expense	566	402	410
Net income after tax	1,700	1,067	3,177
Preferred stock dividends	516	517	515
Earnings available for common shares	$1,184	$550	$2,662

Annualized Performance Ratios
Return on average assets	0.51%	0.32%	0.93%
Return on average common equity	5.37%	2.50%	12.61%
Interest rate spread	3.39%	3.51%	3.47%
Net interest margin	3.54%	3.66%	3.65%

SHARE DATA
Weighted average shares outstanding - basic	10,558,910	10,532,730	10,418,153
Weighted average shares outstanding - diluted	11,009,935	10,986,206	10,622,155
Basic earnings per common share	$0.11	$0.05	$0.26
Diluted earnings per common share	$0.11	$0.05	$0.25
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME, Continued

(Unaudited)

	(Dollars in thousands except per share data)
	Nine Months Ended June 30,
	2011	2010
Interest income	$46,117	$48,806
Interest expense	10,136	14,501

Net interest income	35,981	34,305
Provision for loan losses	11,800	21,814

Net interest income after provision for loan losses	24,181	12,491

Retail banking fees	3,046	2,807
Mortgage revenues	3,989	6,134
Investment brokerage revenues	1,469	1,381
Other	909	1,244
Total non-interest income	9,413	11,566

Compensation expense	11,202	10,714
Occupancy, equipment and data processing expense	6,588	6,109
Advertising	358	377
Professional services	1,252	1,356
Real estate foreclosure losses and expenses, net	2,076	1,892
FDIC deposit insurance premiums	1,952	1,478
Other	1,967	2,019
Total non-interest expense	25,395	23,945

Income before income taxes	8,199	112
Income tax expense	2,315	6
Net income after tax	5,884	106
Preferred stock dividends	1,549	1,544
Earnings (loss) earnings available for common shares	$4,335	$(1,438)

Annualized Performance Ratios
Return on average assets	0.56%	0.01%
Return on average common equity	6.54%	(2.20)%
Interest rate spread	3.50%	3.27%
Net interest margin	3.66%	3.48%

SHARE DATA
Weighted average shares outstanding - basic	10,532,839	10,351,930
Weighted average shares outstanding - diluted	10,989,643	10,351,930
Basic earnings (loss) per common share	$0.41	$(0.14)
Diluted earnings (loss) per common share	$0.39	$(0.14)
Dividends per common share	$0.285	$0.285

PULASKI FINANCIAL CORP.

BALANCE SHEET DATA

(Unaudited)

	(Dollars in thousands)
	June 30,	March 31,	September 30,
	2011	2011	2010
Total assets	$1,331,595	$1,338,131	$1,452,817
Loans receivable, net	1,038,683	1,052,398	1,046,273
Allowance for loan losses	25,750	26,663	26,976
Mortgage loans held for sale, net	44,835	47,978	253,578
Investment securities	14,648	9,643	8,001
FHLB stock	3,100	3,060	9,774
Mortgage-backed & related securities	12,321	14,083	19,142
Cash and cash equivalents	118,546	111,149	15,603
Deposits	1,148,873	1,157,899	1,115,203
FHLB advances	29,000	29,000	181,000
Subordinated debentures	19,589	19,589	19,589
Stockholders’ equity - preferred	31,417	31,307	31,088
Stockholders’ equity - common	87,692	87,363	85,265
Book value per common share	$7.98	$7.95	$7.87

	June 30, 2011	March 31, 2011	September 30, 2010
LOANS RECEIVABLE
Single-family residential:
Residential first mortgage	$245,918	$255,009	$243,650
Residential second mortgage	54,094	56,505	60,281
Home equity lines of credit	182,090	188,110	201,922
Commercial:
Commercial and multi-family real estate	327,614	330,460	299,960
Land acquisition and development	57,061	61,365	74,462
Real estate construction and development	18,808	17,389	31,071
Commercial and industrial	172,057	163,965	155,622
Consumer and installment	3,248	3,257	3,512
	1,060,890	1,076,060	1,070,480
Add (less):
Deferred loan costs	3,820	3,845	3,884
Loans in process	(277)	(844)	(1,115)
Allowance for loan losses	(25,750)	(26,663)	(26,976)
	(22,207)	(23,662)	(24,207)
Total	$1,038,683	$1,052,398	$1,046,273
Weighted average rate at end of period	5.28%	5.30%	5.34%

	June 30, 2011		March 31, 2011		September 30, 2010
		Weighted		Weighted		Weighted
		Average		Average		Average
		Interest		Interest		Interest
	Balance	Rate	Balance	Rate	Balance	Rate
DEPOSITS
Demand Deposit Accounts:
Non-interest-bearing checking	$130,828	0.00%	$124,689	0.00%	$149,186	0.00%
Interest-bearing checking	358,047	0.34%	354,550	0.60%	345,013	0.90%
Passbook savings accounts	33,805	0.14%	32,652	0.14%	30,296	0.18%
Money market	192,467	0.42%	194,194	0.49%	189,851	0.52%
Total demand deposit accounts	715,147	0.29%	706,085	0.44%	714,346	0.58%

Certificates of Deposit:
Retail	342,748	1.73%	348,477	1.81%	328,394	2.20%
CDARS	82,548	0.50%	94,913	0.52%	64,051	0.65%
Brokered	8,430	5.23%	8,424	5.23%	8,412	5.23%
Total certificates of deposit	433,726	1.56%	451,814	1.61%	400,857	2.02%
Total deposits	$1,148,873	0.77%	$1,157,899	0.90%	$1,115,203	1.09%

PULASKI FINANCIAL CORP.

NONPERFORMING ASSETS

(Unaudited)

	(In thousands)
	June 30,	March 31,	September 30,
	2011	2011	2010
NONPERFORMING ASSETS
Non-accrual loans:
Residential real estate first mortgages	$7,145	$5,655	$6,727
Residential real estate second mortgages	664	1,330	1,522
Home equity	3,345	3,439	2,206
Commercial and multi-family	5,172	8,895	5,539
Land acquisition and development	5,439	6,701	8,796
Real estate-construction and development	477	799	1,189
Commercial and industrial	128	522	417
Consumer and other	298	618	100
Total non-accrual loans	22,668	27,959	26,496

Troubled debt restructured: (1)
Current under the restructured terms:
Residential real estate first mortgages	18,946	17,275	16,093
Residential real estate second mortgages	2,220	1,608	2,186
Home equity	1,308	736	1,050
Commercial and multi-family	4,462	1,798	184
Land acquisition and development	65	—	97
Real estate-construction and development	2,168	2,935	3,306
Commercial and industrial	731	999	1,684
Consumer and other	—	—	83
Total current restructured loans	29,900	25,351	24,683
Past due greater than 30 days under restructured terms:
Residential real estate first mortgages	7,807	10,391	7,251
Residential real estate second mortgages	590	864	339
Home equity	956	651	728
Commercial and multi-family	13	—	—
Land acquisition and development	56	121	65
Real estate-construction and development	51	51	—
Commercial and industrial	810	—	—
Total past due restructured loans	10,283	12,078	8,383
Total restructured loans	40,183	37,429	33,066
Total non-performing loans	62,851	65,388	59,562
Real estate acquired in settlement of loans:
Residential real estate	2,835	3,103	3,632
Commercial real estate	9,046	9,271	11,268
Total real estate acquired in settlement of loans	11,881	12,374	14,900
Other nonperforming assets	—	9	—
Total non-performing assets	$74,732	$77,771	$74,462

(1) Troubled debt restructured includes non-accrual loans totaling $40.2 million, $37.4 million and $33.1 million at June 30, 2011, March 31, 2011 and September 30, 2010, respectively.  These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.

ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS

(Unaudited)

	(Dollars in thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
ALLOWANCE FOR LOAN LOSSES
Allowance for loan losses, beginning of period	$26,663	$26,494	$26,976	$20,579
Provision charged to expense	4,000	4,500	11,800	21,814
(Charge-offs) recoveries, net:
Residential real estate first mortgages	(1,385)	(1,466)	(3,043)	(2,671)
Residential real estate second mortgages	(927)	(493)	(1,592)	(954)
Home equity	(359)	(853)	(2,038)	(2,241)
Commercial and multi-family	(779)	(336)	(1,515)	(4,264)
Land acquisition & development	(1,457)	(818)	(4,370)	(1,145)
Real estate-construction and development	1	(300)	(49)	(2,175)
Commercial and industrial	6	129	(352)	(1,986)
Consumer and other	(13)	(36)	(67)	(136)
Total loans charged off, net	(4,913)	(4,173)	(13,026)	(15,572)
Allowance for loan losses, end of period	$25,750	$26,821	$25,750	$26,821

	June 30,	March 31,	September 30,
	2011	2011	2010
ASSET QUALITY RATIOS
Nonperforming loans as a percent of total loans	5.92%	6.08%	5.56%
Nonperforming loans excluding current troubled debt restructurings as a percent of total loans	3.10%	3.72%	3.26%
Nonperforming assets as a percent of total assets	5.61%	5.81%	5.13%
Nonperforming assets excluding current troubled debt restructurings as a percent of total assets	3.36%	3.92%	3.43%
Allowance for loan losses as a percent of total loans	2.43%	2.48%	2.52%
Allowance for loan losses as a percent of nonperforming loans	41.01%	40.78%	45.29%
Allowance for loan losses as a percent of nonperforming loans excluding current troubled debt restructurings and related allowance for loan losses	74.39%	64.96%	75.47%

PULASKI FINANCIAL CORP.

AVERAGE BALANCE SHEETS

(Unaudited)

	(Dollars in thousands)
	Three Months Ended
	June 30, 2011			June 30, 2010
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,061,821	$13,402	5.05%	$1,103,375	$14,216	5.15%
Mortgage loans held for sale	50,525	557	4.41%	120,875	1,437	4.75%
Other interest-earning assets	140,556	216	0.61%	57,660	265	1.84%
Total interest-earning assets	1,252,902	14,175	4.53%	1,281,910	15,918	4.97%
Noninterest-earning assets	89,563			79,641
Total assets	$1,342,465			$1,361,551

Interest-bearing liabilities:
Deposits	$1,037,849	$2,743	1.06%	$1,032,799	$3,753	1.45%
Borrowed money	48,589	353	2.91%	89,194	467	2.09%
Total interest-bearing liabilities	1,086,438	3,096	1.14%	1,121,993	4,220	1.50%
Noninterest-bearing deposits	124,229			112,279
Noninterest-bearing liabilities	12,310			11,930
Stockholders’ equity	119,488			115,349
Total liabilities and stockholders’ equity	$1,342,465			$1,361,551
Net interest income		$11,079			$11,698
Interest rate spread			3.39%			3.47%
Net interest margin			3.54%			3.65%

	(Dollars in thousands)
	Nine Months Ended
	June 30, 2011			June 30, 2010
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,064,048	$40,500	5.07%	$1,128,711	$43,728	5.17%
Mortgage loans held for sale	155,743	4,922	4.21%	116,968	4,150	4.73%
Other interest-earning assets	90,351	695	1.03%	68,414	928	1.81%
Total interest-earning assets	1,310,142	46,117	4.69%	1,314,093	48,806	4.95%
Noninterest-earning assets	88,799			74,365
Total assets	$1,398,941			$1,388,458

Interest-bearing liabilities:
Deposits	$1,018,228	$8,914	1.17%	$1,053,923	$12,719	1.61%
Borrowed money	118,677	1,222	1.37%	99,358	1,782	2.39%
Total interest-bearing liabilities	1,136,905	10,136	1.19%	1,153,281	14,501	1.68%
Noninterest-bearing deposits	128,075			104,044
Noninterest-bearing liabilities	14,337			13,135
Stockholders’ equity	119,624			117,998
Total liabilities and stockholders’ equity	$1,398,941			$1,388,458
Net interest income		$35,981			$34,305
Interest rate spread			3.50%			3.27%
Net interest margin			3.66%			3.48%

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